Exhibit 10(MM)

GOODRICH CORPORATION
OUTSIDE DIRECTOR DEFERRAL PLAN

(Approved by the Board of Directors on December 7, 2004)

1. Name.

This plan shall be known as the “Goodrich Corporation Outside Director Deferral Plan” (the “Plan”).

2. Purpose and Intent.

The purpose of the Plan is to provide Outside Directors with the opportunity to defer some or all of their compensation received as directors of the Company. It is the intent of the Company that amounts deferred under the Plan by an Outside Director shall not be taxable to the Outside Director for income tax purposes until the time actually received by the Outside Director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

3. Effective Date.

This Plan is adopted and effective for deferrals of Cash Compensation earned for calendar years beginning on or after January 1, 2005.

4. Definitions.

For purposes of the Plan, the following terms shall have the following meanings:

"Accounts” of a Participant mean collectively the Participant’s Cash Accounts and Phantom Share Accounts.

"Annual Retainer Fee” means the annual cash retainer fee payable to Outside Directors for their services as directors of the Company.

"Board” means the Board of Directors of the Company.

"Cash Account” means an account maintained in United States dollars on the books of the Company to record a Participant’s interest under the Plan attributable to any Cash Compensation deferred by the Participant into a Cash Account pursuant to paragraph 6(c)(ii) below, as adjusted from time to time pursuant to the terms of the Plan.

"Cash Compensation” means the Annual Retainer Fee and Meetings Fees.

"Common Stock” means the common stock, par value $5.00 per share, of the Company.

“Company” means Goodrich Corporation, a New York corporation.

"Fair Market Value” of a share of Common Stock on any date means the mean of the high and low prices of a share of Common Stock as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no shares were publicly traded on that day, the immediately preceding day that shares were so traded) published in The Wall Street Journal (Eastern Edition) or in any other publication selected by the Plan Administrator; provided, however, that if the shares are misquoted or omitted by the selected publication(s), the Plan Administrator shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.

"Meetings Fees” means the fees payable to an Outside Director for attendance at meetings of the Board and meetings of committees of the Board on which the Outside Director serves.

"Outside Director” means an individual who is a member of the Board, but who is not (a) an employee of the Company or any of its subsidiaries or (b) a former employee of the Company or any of its subsidiaries whose employment with the Company or any of its subsidiaries terminated within the immediately preceding five years.

"Participant” means an Outside Director who has elected to participate in the Plan as provided in paragraph 6(b) below.

"Phantom Share” means a unit having a value as of a given date equal to the Fair Market Value of one (1) share of Common Stock on such date.

"Phantom Share Account” means an account maintained in Phantom Shares on the books of the Company to record a Participant’s interest under the Plan attributable to any Cash Compensation deferred by the Participant into a Phantom Share Account pursuant to paragraph 6(c)(ii) below, as adjusted from time to time pursuant to the terms of the Plan.

“Plan” has the meaning specified in paragraph 1 hereof.

“Plan Administrator” means the Company, or such other person or entity designated as the “Plan Administrator” for purposes of the Plan by the Board.

"Plan Year” means the twelve (12) month period beginning January 1 and ending December 31.

5. Administration.

The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise hereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan

Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

6. Operation.

(a) Eligibility. Each Outside Director shall be eligible to participate in the Plan.

(b) Elections to Defer. An Outside Director may become a Participant in the Plan for a Plan Year by irrevocably electing, on a form provided by the Plan Administrator, to defer all or any portion of the Annual Retainer Fee and any Meetings Fees earned during the Plan Year, with separate deferral elections to be made for each. In order to be effective, an Outside Director’s election to defer must be executed and returned to the Plan Administrator on or before the date specified by the Plan Administrator for such purpose. Such election must normally be made prior to the beginning of the Plan Year to which the election relates. However, the Plan Administrator, in its sole and exclusive discretion, may determine that in certain circumstances an election may be made during a Plan Year if such determination is not inconsistent with the intent of the Plan expressed in paragraph 2 above.

(c) Establishment of Accounts.

     (i) The Company shall establish and maintain on its books for each Participant a Cash Account and a Phantom Share Account for each payment option that has been elected by such Participant pursuant to paragraph 6(f) below. Each Account shall be designated by the name of the Participant for whom established and by the applicable payment option.

     (ii) Any Cash Compensation deferred by a Participant shall be credited to a Cash Account or Phantom Share Account as the Participant shall elect pursuant to paragraph 6(b) above. A separate election directing deferral to a Cash Account or Phantom Share Account shall be permitted with respect to each separate component of Cash Compensation being deferred. If no election is made, any Cash Compensation deferred shall be credited to a Cash Account. To the extent any Cash Compensation is to be credited to a Cash Account, such amounts shall be credited to such Cash Account as of the date the amounts would have otherwise been paid to the Participant. To the extent any Cash Compensation is to be credited to a Phantom Share Account, such Phantom Share Account shall be credited as of the date the amounts would have otherwise been paid to the Participant with the number of Phantom Shares equal to the dollar amount of the deferral divided by the Fair Market Value of a share of Common Stock on such date.

(d) Account Adjustments: Cash Account. As of the last day of each calendar month, each Cash Account shall be adjusted for such month so that the level of investment return of such Cash Account shall be substantially equal to the “prime rate” of interest, as quoted for the last business day of the immediately preceding calendar month in the “Money Rates” section of the Wall Street Journal (Eastern Edition), or if such quotations are not available in the Wall Street Journal, in a similar financial publication selected by the Plan Administrator.

(e) Account Adjustments: Phantom Share Account. Each Phantom Share Account shall be credited additional full or fractional Phantom Shares for cash dividends paid on the Common Stock based on the number of Phantom Shares in such Phantom Share Account on the applicable dividend record date and calculated based on the Fair Market Value of the Common Stock on the applicable dividend payment date. Each Phantom Share Account shall also be equitably adjusted as determined by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Company.

(f) Payment Options. At the time a Participant makes an election to defer under the Plan for a Plan Year, the Participant shall be given the opportunity to elect one of the following payment options with respect to amounts deferred for such Plan Year: (i) single payment, (ii) five (5) annual installments or (iii) ten (10) annual installments. The election shall be made in writing on a form provided by the Plan Administrator and must be returned to the Plan Administrator before the date specified by the Plan Administrator. Such election shall be effective with respect to all amounts deferred under the Plan for such Plan Year, including any adjustments to such amounts pursuant to paragraph 6(d) and paragraph 6(e) above. If a Participant fails to duly elect a payment option for a Plan Year, the method of payment shall be the single payment. No additional payment option elections may be submitted.

(g) Single Payment. If a Participant terminates service with the Company as a member of the Board, such Participant’s Accounts for which the single payment method applies shall continue to be credited with adjustments under paragraph 6(d) and paragraph 6(e) above, as applicable, through the last day of the calendar month in which such termination of services occurred.

     (i) In the case of a Phantom Share Account for which the single payment method applies, the number of Phantom Shares in such Phantom Share Account as of such date shall be converted to Common Stock and such shares shall be paid in a single payment to the Participant (or, in the event of the Participant’s death, to the Participant’s designated beneficiary) by the last day of the following calendar month.

     (ii) In the case of a Cash Account for which the single payment method applies, the cash balance in such Cash Account as of such date shall be paid in a single payment to the Participant (or, in the case of the Participant’s death, to the Participant’s designated beneficiary) by the last day of the following calendar month.

(h) Annual Installments. If a Participant to whom the annual installments method applies terminates service with the Company as a member of the Board, the amount of such annual installments shall be calculated and paid pursuant to the provisions of this paragraph 6(h). The Participant’s Accounts for which the annual installments method applies shall continue to be credited with adjustments under paragraph 6(d) and paragraph 6(e) above, as applicable, until the relevant Accounts are fully paid out. The first installment shall be paid by January 31 of the calendar year immediately following the calendar year in which such termination of services occurred, and each subsequent installment shall be paid by January 31 of each subsequent calendar year. In the event of the Participant’s death, any remaining annual installments shall be paid to the Participant’s designated beneficiary. The amount of each payment from the Accounts for which the annual installments method applies shall be calculated as follows:

     (i) Each payment from a Cash Account shall be made in cash and be equal to (x) the sum of the Participant’s balance in such Cash Account as of December 31 of the calendar year immediately preceding the calendar year of payment, multiplied by (y) a fraction, the numerator of which is one and the denominator is the number of installments remaining, including the current year’s payment.

     (ii) Each payment from a Phantom Share Account shall be made in Common Stock and be equal to (x) the sum of the Participant’s balance in such Phantom Share Account as of December 31 of the calendar year immediately preceding the calendar year of payment, multiplied by (y) a fraction, the numerator of which is one and the denominator is the number of installments remaining, including the current year’s payment.

(i) Other Payment Provisions. A Participant shall not be paid any portion of the Participant’s Accounts prior to the Participant’s termination of service as a member of the Board. Any payment hereunder shall be subject to applicable payroll and withholding taxes. If any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s legal representative (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto. Each Participant shall designate a beneficiary under the Plan on a form furnished by the Plan Administrator, and if a Participant does not have a beneficiary designation in effect, the designated beneficiary shall be the Participant’s estate.

(j) Statements of Account. Each Participant shall receive an annual statement of the balances in the Participant’s Accounts.

7. Amendment and Termination of the Plan.

The Board shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant’s Accounts under the Plan on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected Participant.

8. Applicable Law.

The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of New York.

9. Non-Assignability.

None of the rights or interests in any of the Participant’s Accounts shall, at any time prior to actual payment or distribution pursuant to the Plan, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and such rights and interest shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

10. Interest of Participant.

The Company shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to the Plan and, except as set forth in the Plan, no Participant shall have any rights whatsoever in or with respect to any funds or other assets held by the Company for purposes of the Plan or otherwise. Each Participant’s Accounts maintained for purposes of the Plan merely constitute bookkeeping entries on records of the Company, constitute the unsecured promise and obligation of the Company to make payments as provided herein, and shall not constitute any allocation whatsoever of any cash, shares or other assets of the Company or be deemed to create any trust or special deposit with respect to any of the Company’s assets. Notwithstanding the foregoing provisions, nothing in this Plan shall preclude the Company from setting aside Common Stock or funds in trust pursuant to one or more trust agreements between a trustee and the Company. However, no Participant shall have any secured interest or claim in any assets or property of the Company or any such trust and all Common Stock or funds contained in such trust shall remain subject to the claims of the Company’s general creditors.

11. Compliance with Laws and Regulations.

Notwithstanding any other provisions of the Plan, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.